EXHIBIT 8.2

Suite 2200 1201 Third Avenue Seattle, WA 98101-3045

August 11, 2016

Tahoe Resources Inc.
5310 Kietzke Lane, Suite 200
Reno, Nevada 89511

Dear Sir/Madam:

We have acted as special United Stated federal income tax counsel to Tahoe Resources Inc., a corporation incorporated under the laws of British Columbia, Canada (the “Corporation”) in connection with the preparation and filing of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, in respect of 5,000,000 common shares (the “Shares”) issuable pursuant to the Corporation’s Dividend Reinvestment Plan (the “Plan”). This opinion is being furnished to you at your request. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.

In connection with rendering our opinion expressed below, we have examined original or copies, certified or otherwise identified to our satisfaction, of the following documents delivered to us on August 11, 2016:

•	Registration Statement;

•	Tahoe Resources Inc. Dividend Reinvestment Plan; and

•	Dividend Reinvestment Plan Services Agreement dated as of August 11, 2016.

We have assumed the accuracy and completeness of the facts contained in the documents identified above. We have also made such investigation of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies, (iii) the genuineness of all signatures, (iv) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and bylaws or the laws of such party’s jurisdiction of organization, (v) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (vi) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein, and (vii) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

Tahoe Resources Inc.
August 11, 2016

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Plan, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon, and subject to, the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences to a U.S. Participant of participating in the Plan and of the ownership and disposition of Shares acquired pursuant to the Plan.

We are furnishing this letter in our capacity as special United States federal income tax counsel to the Corporation. This letter is not to be used, circulated or otherwise referred to for any other purpose, except as set forth below.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Tahoe Resources Inc.
August 11, 2016

Very truly yours,

/s/ Davis Wright Tremaine LLP